EXHIBIT 99.1

Statement Under Oath of Principal Executive Officer and Principal Financial Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

I, W. Leo Kiely, III, state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of Adolph Coors Company, and, except as corrected or supplemented in a subsequent covered report:

•	no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•	no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2) I have reviewed the contents of this statement with the Company’s Audit Committee.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	Form 10-K Annual Report for the year ended December 30, 2001 of Adolph Coors Company; and

•	Form 10-Q Quarterly Report for quarter ended March 31, 2002,

•	Form 10-Q Quarterly Report for quarter ended June 30, 2002,

•	Form 8-K Current Report dated May 2, 2002,

•	Form 8-K Current Report dated July 31, 2002, all of Adolph Coors Company

There are no proxy materials for Adolph Coors Company or amendments to the foregoing.

/s/ W. Leo Kiely W. Leo Kiely, III

August 14, 2002 Subscribed and sworn to before me this 14th day of August, 2002.

/s/ Susan S. Meyers

Notary Public

My Commission Expires: 9/28/2004

[* Separate statements to be signed by each of the Principal Executive Officer and the Principal Financial Officer.]